EXHIBIT 2.1



                AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGERS

                                  BY AND AMONG

                          MASON-DIXON BANCSHARES, INC.

                          MASON-DIXON MERGER SUB, INC.

                                BANK OF MARYLAND

                                STERLING BANCORP

                                       and

                           STERLING BANK AND TRUST CO.


















                          DATED AS OF OCTOBER 16, 1998



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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

RECITALS ....................................................................  1
         A.       Sterling...................................................  1
         B.       Mason-Dixon................................................  1
         C.       MDMS.......................................................  1
         D.       The Bank...................................................  1
         E.       BoM........................................................  1
         F.       The Transactions...........................................  1
         G.       Stockholder Agreement......................................  1
         H.       Board Action...............................................  2

ARTICLE I         CERTAIN DEFINITIONS........................................  2

         1.1      Certain Definitions........................................  2

ARTICLE II        THE TRANSACTIONS........................................... 10

         2.1      The Share Exchange......................................... 10
                  (A)      The Share Exchange................................ 10
                  (B)      Effectiveness of the Share Exchange............... 10

         2.2      Cancellation of Sterling Stock Options..................... 10
         2.3      MDMS and Sterling Merger................................... 11
                  (A)      The Continuing Corporation........................ 11
                  (B)      Charter; Bylaws; Directors; Officers.............. 11
                  (C)      Outstanding Stock of the Continuing Corporation. . 11
                  (D)      Outstanding Stock of Sterling. ................... 11

         2.4      The Bank Merger............................................ 12
                  (A)      The Continuing Bank............................... 12
                  (B)      Charter; Bylaws; Directors; Officers.............. 12
                  (C)      Outstanding Stock of the Continuing Bank.......... 12
                  (D)      Outstanding Stock of the Bank..................... 12

         2.5      Effective Date, Effective Time and Closing................. 12

ARTICLE III       CONSIDERATION; EXCHANGE PROCEDURES......................... 13

         3.1      Share Exchange Consideration............................... 13



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         3.2      Rights as Stockholders; Stock Transfers.................... 13
         3.3      Payment Procedures......................................... 13
                  (A)      Deposit of Cash................................... 13
                  (B)      Exchange of Shares for Cash....................... 13
                  (C)      Status of Certificates............................ 14
                  (D)      Dissenting Shares................................. 14
                  (E)      Abandoned Property................................ 14

         3.4      Adjustment Amount.......................................... 14

ARTICLE IV        COVENANTS RELATING TO CONDUCT OF BUSINESS.................. 15

         4.1      Conduct of Businesses Prior to the Effective Time.......... 15
         4.2      Forbearances............................................... 16

ARTICLE V         REPRESENTATIONS AND WARRANTIES............................. 18

         5.1      Disclosure Schedules....................................... 18
         5.2      Updating of Disclosure Schedule............................ 18
         5.3      Representations and Warranties of Sterling................. 19
                  (A)      Organization, Standing and Authority.............. 19
                  (B)      Capital........................................... 19
                  (C)      Subsidiaries...................................... 20
                  (D)      Corporate Power................................... 20
                  (E)      Corporate Authority............................... 20
                  (F)      Regulatory Approvals; No Default.................. 21
                  (G)      Financial Reports. ............................... 21
                  (H)      Litigation........................................ 22
                  (I)      Regulatory Matters................................ 22
                  (J)      Compliance with Laws.............................. 23
                  (K)      Contracts; Defaults............................... 23
                  (L)      Employees......................................... 25
                  (M)      Employee Benefit Plans............................ 25
                  (N)      Labor Matters..................................... 28
                  (O)      Environmental Matters............................. 28
                  (P)      Tax Matters....................................... 29
                  (Q)      Risk Management Instruments....................... 29
                  (R)      Assets............................................ 30
                  (S)      Books and Records................................. 30
                  (T)      Insurance......................................... 31
                  (U)      Year 2000......................................... 31



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                  (V)      Asset Classification.............................. 31
                  (W)      No Brokers........................................ 31
                  (X)      Disclosure........................................ 32

         5.4      Representations and Warranties of Mason-Dixon.............. 32
                  (A)      Organization, Standing and Authority.............. 32
                  (B)      Subsidiaries...................................... 32
                  (C)      Corporate Power................................... 32
                  (D)      Corporate Authority............................... 32
                  (E)      Regulatory Approvals; No Defaults................. 33
                  (F)      No Brokers........................................ 33
                  (G)      Financial Capacity................................ 33
                  (H)      Financial Statements.............................. 33
                  (I)      Disclosure........................................ 34

ARTICLE VI        COVENANTS.................................................. 34

         6.1      Reasonable Best Efforts.................................... 34
         6.2      Stockholder Approval....................................... 35
         6.3      Press Releases............................................. 35
         6.4      Access; Information........................................ 35
         6.5      Certain Modifications; Restructuring Charges; Observation
                    Rights; Month End Financials............................. 36
         6.6      Regulatory Applications.................................... 37
         6.7      Indemnification............................................ 38
         6.8      Notification of Certain Matters............................ 39
         6.9      No Solicitation............................................ 39
         6.10     Employee Benefits.......................................... 40
         6.11     Leases..................................................... 42
         6.12     Flood Insurance.  ......................................... 42

ARTICLE VII     CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS............... 42

         7.1      Conditions to Each Party's Obligation to Effect the
                    Transactions............................................. 42
                  (A)      Stockholder Approval.............................. 42
                  (B)      Regulatory Approvals.............................. 43
                  (C)      No Injunction..................................... 43

         7.2      Conditions to Obligation of Sterling and the Bank.......... 43
                  (A)      Representations and Warranties.................... 43
                  (B)      Performance of Obligations of Mason-Dixon......... 43



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                  (C)      Payment........................................... 44
                  (D)      Attorney's Opinion................................ 44

         7.3      Conditions to Obligation of Mason-Dixon, MDMS and BoM...... 44
                  (A)      Representations and Warranties.................... 44
                  (B)      Performance of Obligations of Sterling............ 44
                  (C)      Accountant's Letter............................... 44
                  (D)      Agreements and Documents.......................... 44
                  (E)      William Cowie Stock............................... 45
                  (F)      No Material Adverse Change........................ 45
                  (G)      No Litigation..................................... 46
                  (H)      Waiver or Release................................. 46

ARTICLE VIII      TERMINATION................................................ 47

         8.1      Termination................................................ 47
                  (A)      Mutual Consent.................................... 47
                  (B)      Sterling Breach................................... 47
                  (C)      Mason-Dixon Breach................................ 47
                  (D)      Failure of Condition.............................. 48
                  (E)      Delay............................................. 48
                  (F)      No Approval....................................... 48
                  (G)      Sterling Meeting.................................. 48
                  (H)      Sterling Board.................................... 48
                  (I)      Acquisition Proposal.............................. 49

         8.2      Investigation.............................................. 49
         8.3      Effect of Termination...................................... 49

ARTICLE IX          MISCELLANEOUS............................................ 49

         9.1      Non-Survival............................................... 49
         9.2      Waiver; Amendment.......................................... 49
         9.3      Extension; Waiver.......................................... 50
         9.4      Counterparts............................................... 50
         9.5      Governing Law.............................................. 50
         9.6      Fees, Expenses and Other Payments.......................... 50
         9.7      Notices.................................................... 51
         9.8      Entire Understanding; No Third Party Beneficiaries......... 52
         9.9      Interpretation; Effect..................................... 52
         9.10     Assignment................................................. 53



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EXHIBIT A.................................................................... 56
EXHIBIT B.................................................................... 58
EXHIBIT C.................................................................... 59




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                AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGERS

         AGREEMENT AND PLAN OF SHARE EXCHANGE AND MERGERS ("Plan"), dated as of the 16th day of October, 1998, by and among Mason-Dixon Bancshares, Inc., a Maryland corporation ("Mason-Dixon"), Mason-Dixon Merger Sub, Inc., a Maryland corporation ("MDMS"), Bank of Maryland, a Maryland trust company ("BoM"), Sterling Bancorp, a Maryland corporation ("Sterling"), and Sterling Bank and Trust Co., a Maryland trust company
("the Bank").

                                    RECITALS

                  A. Sterling. Sterling is a Maryland corporation, having its principal place of business in Baltimore, Maryland.

                  B. Mason-Dixon. Mason-Dixon is a Maryland corporation, having its principal place of business in Westminster, Maryland.

                  C. MDMS. MDMS is a Maryland corporation, having its principal place of business in Westminster, Maryland.

                  D. The Bank. The Bank is a Maryland trust company, having its principal place of business at 111 Water Street, Suite 201, Baltimore, Maryland, 21202-1046.

                  E. BoM. BoM is a Maryland trust company, having its principal place of business at 502 Washington Avenue, Towson, Maryland, 21204-4516.

                  F. The Transactions. Mason-Dixon desires to acquire Sterling through a share exchange whereby Mason-Dixon will exchange $8,616,043.08 (as it may be adjusted pursuant to Section 3.4) in cash (the "Aggregate Share Exchange Consideration") for all of the issued and outstanding common stock of Sterling. Then, Sterling will cancel all options and warrants to purchase Sterling capital stock and pay the holders thereof $1,678,174.82 (as it may be adjusted pursuant to Section 3.4) (the "Aggregate Option Cancellation Consideration"). Immediately thereafter, Sterling will merge with and into MDMS. As soon thereafter as Mason-Dixon may deem appropriate, the Bank will merge with and into BoM.

                  G. Stockholder Agreement. As a condition and inducement to Mason- Dixon's willingness to enter into this Plan, Mason-Dixon has entered into Stockholder Agreements (the "Stockholder Agreements") with Michael B. Glick, Melvin Weinman, Michael Weinman, The Morris Weinman Company, and Robert M. Goldman, Shale D. Stiller and Jonathan H. Weinman, Trustees of the Trust created by an Irrevocable Trust Agreement dated December 1, 1997, FBO Morris Mark Weinman, Jonathan Howard Weinman, Kenneth Paul Weinman, Dennis Howard Weinman, Emily Lauren Weinman, and David Paul Weinman, (the "Stockholders") providing that the Stockholders shall vote, or cause to be voted, their shares for approval of the Transactions.



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                  H. Board Action. The respective Boards of Directors of each of
Mason- Dixon, MDMS, BoM, Sterling and the Bank have determined that it is in the
best  interests  of  their  respective   companies  and  their  stockholders  to
consummate the Transactions.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  1.1 Certain Definitions. The following terms are used in this Plan with the meanings set forth below:

                           "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Sterling or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Sterling or any of its Subsidiaries, other than the Transactions.

                           "Adjustment Amount" has the meaning set forth in
         Section 3.4(A).

                           "Affiliate" of a Person means a spouse of the Person; a member of the immediate family of a Person; any corporation or organization of which the Person is a general partner, directly or indirectly either alone or with his or her spouse and the members of his or her immediate family owns or controls 10 percent or more of any class of equity securities; or any trust or other estate in which the Person or the spouse of the Person was a grantor or creator or has a substantial beneficial interest or as to which such Person or his or her spouse serves as trustee or in a similar fiduciary capacity.

                           "Aggregate Option Cancellation Consideration" has the meaning set forth in Recital F.

                           "Aggregate Share Exchange Consideration" has the meaning set forth in Recital F.

                           "Asset Classification" has the meaning set forth in
         Section 5.3(V).




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                            "Available for Sale  Securities" has the meaning set
         forth in Section 7.3(F).

                            "Balance Sheet" has the meaning set forth in Section 5.3(G).

                            "Bank" has the meaning set forth in the preamble to this Plan.

                            "Bank Merger" has the meaning set forth in Section 2.4.

                           "Benefit Plan Affiliate" has the meaning set forth in
         Section 5.3(M)(iii).

                           "BHC Act" means the federal Bank Holding Company Act of 1956, as amended.

                            "BoM" has the meaning set forth in the preamble to this Plan.

                           "Claims" has the meaning set forth in Section 6.7(A).

                           "Closing" has the meaning set forth in Section 2.5.

                           "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS.

                            "Comprehensive Income and Accumulative Comprehensive Income" has the meaning set forth in Section 7.3(F).

                            "Continuing  Bank"  has the  meaning  set  forth  in
         Section 2.4(A).

                           "Continuing Corporation" has the meaning set forth in
         Section 2.3(A).

                           "Contract"  or   "Contracts"   means  any  agreement,
         contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                            "Controlled Group Benefit Plan" has the meaning set forth in Section 5.3(M)(iii).

                            "Corporate  Merger"  has the  meaning  set  forth in
         Section 2.3(A).




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                           "Costs" has the meaning set forth in Section 6.7(A).

                            "Directors" means any director or former director of Sterling or any if its Subsidiaries.

                            "Disclosure  Schedule"  has the meaning set forth in
         Section 5.1.

                            "Dissenting  Shares"  has the  meaning  set forth in
         Section 3.3(D).

                            "Dividend"  has the meaning set forth in Section 2.2
         (A).

                           "DOL" means the Department of Labor.

                           "Effective Date" has the meaning set forth in Section 2.5.

                           "Effective Time" has the meaning set forth in Section 2.5.

                           "Employee Benefit Plans" has the meaning set forth in
         Section 5.3(M)(i).

                            "Employees" means any employee or former employee of Sterling or any of its Subsidiaries.

                           "Environmental  Laws"  means  all  applicable  local,
         state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                            "Escrow Agent" has the meaning set forth in Section 3.3(A).

                           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                            "Expenses"  has the meaning set forth in Section 9.6
         (A).

                            "FDIC"   means   the   Federal   Deposit   Insurance
         Corporation.



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                            "Federal Reserve Board" means the Board of Governors
         of the Federal Reserve System.

                           "GAAP" means generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

                           "Governmental    Authority"    means    any    court,
         administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                           "Immediate family" of a Person means the following (whether by the full or half blood or by adoption): such Person's spouse, father, mother, children, brothers, sisters, and grandchildren; the father, mother, brothers, and sisters of such Person's spouse; and the spouse of a child, brother, or sister of such Person.

                            "Indemnified  Party"  has the  meaning  set forth in
         Section 6.7(A).

                            "Insurance  Amount"  has the  meaning  set  forth in
         Section 6.7(B).

                            "Insurance  Policies"  has the  meaning set forth in
         Section 5.3(T).

                            "Interim Balance Sheet" has the meaning set forth in
         Section 5.3(G).

                           "IRS" means the Internal Revenue Service.

                           "Knowledge" or "knowing": an individual will be deemed to have "knowledge" of or to "know" a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "knowledge" of or to "know" a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has knowledge of or knew such fact or other matter.




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                           "Liens" means any charge, mortgage,  pledge, security
         interest, restriction, claim, lien, or encumbrance.

                            "Mason-Dixon" has the meaning set forth in the preamble to this Plan.

                            "Mason-Dixon Board" means the Board of Directors of Mason-Dixon.

                            "Mason-Dixon SEC Reports" has the meaning set forth in Section 5.4(H).

                           "Material  Adverse  Effect"  means,  with  respect to
         Mason-Dixon or Sterling, any effect that (a) is material and adverse to the financial position, results of operations or business of Mason-Dixon and its Subsidiaries taken as a whole or Sterling and its Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of either Mason-Dixon or Sterling to perform its obligations under this Plan or otherwise materially threaten or materially impede the consummation of the Transactions; provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally and (iii) any modifications or changes to valuation policies and practices in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP.

                            "MDMS" has the meaning set forth in the preamble to this Plan.

                            "MFA" means the Maryland Financial Institutions Article.

                           "MGCL" means the Maryland General Corporation Law.

                            "NASD" means the National Association of Securities Dealers, Inc.

                            "Option  Cancellation"  has the meaning set forth in
         Section 2.2(A).

                            "Option Cancellation Agreements" has the meaning set forth in Section 2.2(A).




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                            "Option Cancellation  Consideration" has the meaning
         set forth in Section 2.2(A).

                           "Ordinary Course of Business" means, with respect to an action taken by any Person, (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required by law or the Person's charter or by-laws to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                           "Other Plan" has the meaning set forth in Section 5.3
         (M)(i).

                            "PBGC"   means   the   Pension   Benefit    Guaranty
         Corporation.

                           "Person"  means any  individual,  bank,  corporation,
         partnership,   association,  joint-stock  company,  business  trust  or
         unincorporated organization.

                           "Plan" has the meaning set forth in the preamble to this Plan, as amended or modified from time to time in accordance with
         Section 9.2.

                            "Previously   Disclosed"   by  a  party  shall  mean
         information set forth in its Disclosure Schedule.

                           "Representatives" means, with respect to any Person, such Person's directors, officers, employees, consultants, legal or financial advisors or any representatives of such legal or financial advisors.

                            "Retirement  Plan"  has the  meaning  set  forth  in
         Section 5.3(M)(i).

                           "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.



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                           "SDAT" has the meaning set forth in Section 2.1(B).

                           "SEC" means the Securities and Exchange Commission.

                           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                           "Share Exchange" has the meaning set forth in Section 2.1(A).

                            "Share Exchange Consideration" has the meaning set forth in Section 2.1(A).

                            "Sterling" has the meaning set forth in the preamble to this Plan.

                            "Sterling Board" means the Board of Directors of Sterling.

                           "Sterling Common Stock" means the common stock, par value $.01 per share, of Sterling.

                            "Sterling  Meeting"  has the  meaning  set  forth in
         Section 6.2.

                           "Sterling Stock Options" means all Rights to purchase shares of Sterling Common Stock.

                            "Sterling Termination Fee" has the meaning set forth in Section 9.6(C).

                           "Stockholder Agreements" has the meaning set forth in Recital G to this Plan.

                           "Subsidiary" and/or "Subsidiaries" means, with respect to any Person (the "Owner"), any other Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

                           "Superior Proposal" means a bona fide Acquisition Proposal made by a third Person that the Sterling Board determines in its good faith judgment to



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         be more  favorable to Sterling's  stockholders  than the Share Exchange
         (based on the written opinion, with only customary  qualifications,  of
         Sterling's   independent  financial  advisor  that  the  value  of  the consideration to Sterling's stockholders provided for in such proposal exceeds the value of the Share Exchange Consideration) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Sterling Board (based on the written advice of Sterling's independent financial advisor), is reasonably capable of being obtained by such third Person.

                           "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

                           "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

                            "Terminating Mason-Dixon Breach" has the meaning set forth in Section 8.1(C).

                            "Terminating Sterling Breach" has the meaning set forth in Section 8.1(B).

                           "Transactions" means all of the transactions contemplated by this Plan, including (a) the Share Exchange; (b) the Option Cancellation; (c) the Corporate Merger; (d) the Bank Merger; (e) the execution, delivery, and performance of the Stockholder Agreements;
         (f) the performance by Mason-Dixon, MDMS, BoM, Sterling, and the Bank of their respective covenants and obligations under this Plan; and (g) Mason-Dixon's acquisition and ownership of the Sterling Common Stock and exercise of control over Sterling and the Bank.

                            "Welfare Plan" has the meaning set forth in Section 5.3(M)(i).




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                           "Year 2000 Compliant"  means  information  technology
         that accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000 and leap year calculations (Year 2000 is a leap year). Year 2000 Compliant information technology, when used in combination with other information technology, will accurately process date/time data if the other information technology properly exchanges date/time data with it.


                                   ARTICLE II

                                THE TRANSACTIONS

                  2.1      The Share Exchange.

                         (A) The Share Exchange.  At the Effective Time, each of
the outstanding shares of Sterling Common Stock shall be exchanged for $21.54 (as it may be adjusted pursuant to Section 3.4) in cash (the "Share Exchange Consideration") to be paid by Mason-Dixon in accordance with the MGCL and Mason-Dixon shall become the sole stockholder of Sterling (the "Share Exchange"). At any time prior to the Effective Time, Mason-Dixon may change the method of effecting the combination with Sterling (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Sterling Common Stock as provided for in this Plan, or
(ii) materially impede or delay consummation of the Transactions.

                         (B) Effectiveness of the Share Exchange. Subject to the
satisfaction or waiver of the conditions set forth in Article VII, the Share Exchange shall become effective upon the filing in the office of the Maryland State Department of Assessments and Taxation (the "SDAT") of articles of share exchange or such later date and time as may be set forth in such articles. The Share Exchange shall have the effects prescribed in the MGCL.

                  2.2      Cancellation of Sterling Stock Options.

                         (A) After the  Effective  Time and before the Corporate
Merger and the Bank Merger, Mason-Dixon shall cause Sterling to cancel all outstanding Sterling Stock Options (the "Option Cancellation") in consideration of payment to the holders thereof of the Aggregate Option Cancellation Consideration. For each share of Sterling Common Stock the holder of a Sterling Stock Option is eligible to purchase, the holder shall receive $21.54 (as it may be adjusted pursuant to Section 3.4) minus the price which, under the applicable Sterling Stock Option agreement, the holder must pay to exercise the Sterling Stock Option (the "Option



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Cancellation  Consideration").  The Option  Cancellation  Consideration shall be paid in accordance with the terms of the written agreements between Sterling and
the  holders  of  the  Sterling   Stock   Options   (the  "Option   Cancellation
Agreements.")

                         (B) On the Effective Date, after the Effective Time and
before the Corporate Merger and the Bank Merger, Mason-Dixon shall cause Sterling to cause the Bank to declare and pay a cash dividend to Sterling of such amount of cash as Mason-Dixon deems appropriate or such lesser amount as is approved by the appropriate federal banking authorities and the Maryland Commissioner of Financial Regulation (the "Dividend").

                         (C)  No  later  than  the  Effective  Date,  after  the
Effective Time and before the Corporate Merger and the Bank Merger, Mason-Dixon shall make a contribution of capital to Sterling in an amount equal to the difference between the amount of cash required for the Option Cancellation and the Dividend.

                  2.3 MDMS and Sterling Merger. As soon after the Effective Time as Mason- Dixon may deem appropriate, but prior to the Bank Merger and not prior to the Option Cancellation:

                         (A)  The  Continuing  Corporation.  Sterling  shall  be
merged with and into MDMS (the "Corporate Merger"), the separate existence of Sterling shall cease and MDMS (the "Continuing Corporation") shall survive; the name of the Continuing Corporation shall be "Mason-Dixon Merger Sub, Inc." and the Continuing Corporation shall continue to conduct its business in Westminster, Maryland. The Corporate Merger shall have the effects prescribed in the MGCL.

                         (B) Charter; Bylaws;  Directors;  Officers. The charter
and bylaws of the Continuing Corporation shall be those of MDMS, as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of MDMS in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified.

                         (C)  Outstanding  Stock of the Continuing  Corporation.
The amount of the capital stock of the Continuing Corporation shall be not less than $100 and shall consist of not less than 100 issued and outstanding shares of common stock, each of $1.00 par value, the issued and outstanding shares shall remain issued and outstanding as shares of MDMS, and the holders thereof shall retain their rights therein.




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                         (D) Outstanding  Stock of Sterling.  Promptly after the
Corporate Merger becomes effective, Mason-Dixon shall deliver all of the Sterling Common Stock to the Continuing Corporation for cancellation.

                  2.4 The Bank Merger. The Bank Merger is subject to the approval of the Maryland Commissioner of Financial Regulation. As soon after the Effective Time as Mason- Dixon may deem appropriate, but not prior to the Option Cancellation or the Corporate Merger:

                         (A) The Continuing  Bank. The Bank shall be merged with
and into BoM (the "Bank Merger"), the separate existence of the Bank shall cease and BoM (the "Continuing Bank") shall survive; the name of the Continuing Bank shall be "Bank of Maryland" and the Continuing Bank shall continue to conduct the business of a commercial bank at BoM's main office at 502 Washington Avenue, Towson, Maryland, 21204-4516, and at the legally established branches of the Bank and BoM, except the Bank's branches at 104 East Lombard Street, Baltimore, Maryland 21202 and 102-06 Old Court Road, Pikesville, Maryland, 21208. The Bank Merger shall have the effects prescribed in the MGCL and the Maryland Financial Institutions Article ("MFA").

                         (B) Charter; Bylaws;  Directors;  Officers. The charter
and bylaws of the Continuing Bank shall be those of BoM, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of BoM in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, who shall hold office until such time as their successors are elected and qualified.

                         (C)  Outstanding  Stock  of the  Continuing  Bank.  The
amount of the capital stock of the Continuing Bank shall be not less than $3,290,170 and shall consist of not less than 329,017 issued and outstanding shares of common stock, each of $10.00 par value, the issued and outstanding shares shall remain issued and outstanding as shares of BoM, each of $10.00 par value, and the holders thereof shall retain their rights therein.

                         (D) Outstanding  Stock of the Bank.  Promptly after the
Bank Merger becomes effective, MDMS shall deliver all of the issued and outstanding shares of the capital stock of the Bank to the Continuing Bank for cancellation. No preferred stock shall be issued in the Bank Merger.

                  2.5 Effective Date, Effective Time and Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII which are capable of being satisfied prior to Closing, the parties shall cause the effective date of the Share Exchange (the "Effective Date") to occur on (A) the 5th business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Plan (or, at the election of Mason-Dixon, on any later business day of the month in which such day occurs or



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any of the first 10  business  days of the  succeeding  month) or (B) such other date to which the parties may agree in writing. The time on the Effective Date when the Share Exchange shall become effective is referred to as the "Effective Time." The closing of the Share Exchange, the Option Cancellation, and the Corporate Merger (the "Closing") shall take place whether or not regulatory approval for the Bank Merger has been received at 10:00 a.m. on the Effective Date at the offices of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, 233 East Redwood Street, Baltimore, Maryland, 21202.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

                  3.1 Share Exchange Consideration. At the Effective Time, automatically by virtue of the Share Exchange and without any action on the part of any Person, each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive $21.54 (as it may be adjusted pursuant to Section 3.4) in cash from Mason-Dixon.

                  3.2 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Sterling Common Stock shall cease to be, and shall have no rights as, stockholders of Sterling, other than to receive any dividend or other distribution with respect to such Sterling Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III or with respect to dissenting shares, such rights as are provided under the MGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Sterling of shares of Sterling Common Stock except for transfers to Mason-Dixon.

                  3.3      Payment Procedures.

                         (A)  Deposit  of  Cash.  No  later  than  the  Closing,
Mason-Dixon shall cause cash to be deposited in escrow with an institution mutually satisfactory to Sterling and Mason-Dixon ("Escrow Agent") in an amount equal to $8,616,043.08 (as it may be adjusted pursuant to Section 3.4) which is the total Share Exchange Consideration for all of Sterling Common Stock.

                         (B)  Exchange  of Shares for Cash.  Within 5 days after
the Effective Date, the Escrow Agent will send a notice and transmittal form to each holder of a certificate evidencing Sterling Common Stock, advising such holder of the procedure for surrendering to the Escrow Agent such certificate or certificates in exchange for payment. Except with respect to any Dissenting Shares, each holder of a certificate evidencing Sterling Common Stock, upon surrender of such certificate to the Escrow Agent, together with such letter of transmittal, shall be entitled to receive promptly in exchange for such certificate $21.54 (as it may be adjusted



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pursuant to Section 3.4) per share of Sterling Common Stock  represented by such certificate. As promptly as practicable after each such holder's certificate has been surrendered (but not more than 3 business days thereafter), the Escrow Agent will mail to each holder of Sterling Common Stock whose certificates for shares, which are not Dissenting Shares, have been surrendered to the Escrow Agent, a check in the appropriate amount. No interest will be paid or accrued on the cash payable upon surrender of such certificates. If payment for Sterling Common Stock is to be made to any person other than the registered holder of the Sterling Common Stock surrendered, the amount of any stock transfer or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer of the Sterling Common Stock will be deducted from the amount to be paid by the Escrow Agent, or the Escrow Agent may refuse to make such payment, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Escrow Agent. Shares to which dissenters rights have been properly perfected shall be treated by Mason-Dixon in the manner provided by Section 3.3(D).

                         (C) Status of Certificates.  At and after the Effective
Time, each outstanding certificate which previously represented shares of Sterling Common Stock (except any Dissenting Shares, which Dissenting Shares shall evidence only the rights specified in Section 3.3(D)) shall be deemed to evidence only the right to receive cash in accordance with the provisions of this Section 3.3 and shall not be deemed to confer upon the holder thereof any voting, dividend or other rights of a stockholder of Mason-Dixon, Sterling, the Continuing Corporation, or the Continuing Bank. No interest on any amount payable to any former holder of Sterling Common Stock shall accrue or be paid to such holder for the period following the Effective Time.

                         (D)   Dissenting   Shares.   Except  for   purposes  of
determining the total number of shares of Sterling Common Stock issued and outstanding immediately prior to the Effective Time, the provisions of Sections 3.1, 3.3(A), 3.3(B), 3.3(C) and 3.3(E) shall not apply to any shares of Sterling Common Stock held by holders who elect dissenter and appraisal rights under the MGCL ("Dissenting Shares"). Any holder of Dissenting Shares shall have in consideration for the cancellation of such Dissenting Shares only such rights as may be given to such holder under the MGCL, in the manner and subject to the procedures and conditions therein provided, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal of any payment for such holder's shares of Sterling Common Stock under the MGCL, at which time such shares shall be canceled and converted into the right to receive cash in the amount provided in Section 3.3(B) only, and no other consideration shall be paid.

                         (E) Abandoned Property.  Notwithstanding the foregoing,
no party hereto shall be liable to any former holder of Sterling Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.




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                  3.4      Adjustment Amount.

                         (A)  The  total  of  the   Aggregate   Share   Exchange
Consideration and the Aggregate Option Cancellation Consideration shall be reduced by the "Adjustment Amount" if a duly executed written agreement by the landlord of the Bank's Parole Shopping Center branch in form and substance reasonably satisfactory to Mason-Dixon consenting to the assignment of the Parole Shopping Center branch lease to and occupancy of the Parole Shopping Center branch location by BoM has not been delivered to Mason-Dixon prior to the Effective Date or if it has been so delivered, Sterling or its Subsidiaries have paid consideration to the landlord in return for such consent. The Adjustment Amount shall be either (as may be applicable) (i) the dollar value of the Bank's Parole branch leasehold rights as set forth below as of the Effective Date (if a month end) or as of the most recent month end preceding the Effective Date if the Effective Date is not a month end:

================================================================================
September 30, 1998                                          $270,750
--------------------------------------------------------------------------------
October 31, 1998                                             268,850
--------------------------------------------------------------------------------
November 30, 1998                                            266,950
--------------------------------------------------------------------------------
December 31, 1998                                            265,050
--------------------------------------------------------------------------------
January 31, 1999                                             263,150
--------------------------------------------------------------------------------
February 28, 1999                                            261,250
================================================================================

or (ii) the value of the consideration paid to the landlord to secure the consent to assignment.

                         (B) The Adjustment  Amount shall be divided by 607,050,
the total number of outstanding shares of Sterling Common Stock plus the total number of shares of Sterling Common Stock holders of Sterling Stock Options are eligible to purchase, to derive the Share Exchange Consideration and Option Cancellation Consideration reduction amount. For example, if the Effective Date is October 30, 1998, the Adjustment Amount (assuming no payment has been made to and no consent to assignment received from the landlord) is $270,750, the Share Exchange Consideration and Option Cancellation Consideration reduction amount is $.446, the Option Cancellation Consideration is $21.094 minus the price per share of Sterling Common Stock which, under the applicable Sterling Stock Option agreement, the holder must pay to exercise the Sterling Stock Option, and the Share Exchange Consideration is $21.094. The amount paid to each holder of Sterling Common Stock and Sterling Stock Option shall be rounded up or down to the nearest whole cent.




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                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  4.1 Conduct of Businesses Prior to the Effective Time. Except as expressly contemplated or permitted by this Plan, or as required by applicable law, rule or regulation, during the period from the date of this Plan to the Effective Time, Sterling shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the usual, regular and ordinary course consistent with past practice, (B) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (C) take no action which would reasonably be expected to adversely affect or delay the ability of Mason-Dixon, Sterling, MDMS, the Bank or BoM to obtain any approvals of any Governmental Authority required to consummate the Transactions or to perform its covenants and agreements herein.

                  4.2 Forbearances. Except as expressly contemplated or permitted by this Plan, or as required by applicable law, rule or regulation, during the period from the date of this Plan to the Effective Time, Sterling shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Mason-Dixon:

                         (A) other than in the Ordinary Course of Business, make
any advance or loan or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person;

                         (B) adjust,  split,  combine or reclassify  any capital
stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; grant any stock appreciation rights; grant any Person any Rights or modify any existing Rights, provided, however, that 7,500 Sterling Stock Options held by Messrs. Reed and Grabush scheduled to expire on December 13, 1998, may be extended to June 1999; or issue any additional shares of capital stock except with respect to Sterling Stock Options granted prior to the date hereof;

                         (C) sell,  transfer,  mortgage,  encumber or  otherwise
dispose of any of its properties or assets to any Person, or cancel, release or assign any indebtedness to any Person or any claims held by any Person, except
(i) in the Ordinary Course of Business, (ii) pursuant to Contracts in force at the date of this Plan or (iii) as Previously Disclosed;

                         (D) make any material  acquisition or investment either
by purchase of stock or securities (other than purchases of U.S. Treasury Securities and U.S. Agency obligations in the Ordinary Course of Business), merger or consolidation, contributions to capital, property



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transfers,  or  purchases  of any  property or assets of any Person other than a wholly owned Subsidiary;

                         (E) except for  transactions  in the Ordinary Course of
Business or with respect to the payment to the landlord of the Bank's Parole Shopping Center branch contemplated by Section 3.4, enter into, terminate or make any changes to any Contract, other than renewals of Contracts without adverse changes of terms thereof;

                         (F) other  than in the  Ordinary  Course  of  Business,
increase the compensation or fringe benefits of any Representative or pay any pension or retirement allowance not required by any existing plan or agreement to any Representative or become a party to, amend (except as required by law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any
Representative or accelerate the vesting of any stock options or other stock-based compensation;

                         (G) settle any claim,  action or  proceeding  involving
money damages, except in the Ordinary Course of Business;

                         (H) amend its certificate of  incorporation,  bylaws or
similar governing documents;

                         (I)  change its  method of  accounting  as in effect at
June 30, 1998, except as required by changes in GAAP as concurred in by its independent auditors;

                         (J) permit or allow its direct or indirect ownership of
the capital stock of any Subsidiary to be less than 100% of its respective total capital stock other than shares of Bank capital stock owned by William Cowie on the date hereof;

                         (K)  except  in the  Ordinary  Course  of  Business  or
following prior consultation with Mason-Dixon, materially change its investment securities portfolio policy, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or applicable regulatory authorities;

                         (L)  Knowingly  take any action that is intended or may
reasonably be expected to result in any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Transactions set forth in Article VII not being satisfied or in a violation of any provision of this Plan; or

                         (M) agree to, or make any  commitment  to,  take any of
the actions prohibited by this Section 4.2.



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                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  5.1      Disclosure Schedules.

                         (A) On or  prior to the date  hereof,  Mason-Dixon  has
delivered to Sterling a schedule and Sterling has delivered to Mason-Dixon a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement hereof or (ii) as an exception to one or more representations or warranties contained in Section 5.3 or 5.4 or to one or more of its covenants contained in Article IV or VI; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance.

                         (B) The  disclosures  in the Disclosure  Schedule,  and
those in any supplement thereto, must relate only to the representations and warranties in the Section of the Plan to which they expressly relate and not to any other representation or warranty in this Plan.

                         (C)  In the  event  of any  inconsistency  between  the
statements in the body of this Plan and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Plan will control.

                  5.2 Updating of Disclosure Schedule. From the date of this Plan to the Effective Date, each of Mason-Dixon and Sterling agrees that it will promptly inform the other in writing if any information set forth in its Disclosure Schedule is not accurate and complete in all material respects as of such later date and will promptly disclose to the other in writing any information which arises after the date hereof and which would have been required to be included in its Disclosure Schedule to make such Disclosure Schedule accurate and complete in all material respects as of such later date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement its representations and warranties or its Disclosure Schedule for purposes of any provision hereof unless the other shall have consented thereto in writing. Material information and material inaccuracies shall be reported and disclosed to the other promptly. Immaterial information and immaterial inaccuracies shall be reported and disclosed on the tenth day of each month after the date hereof.




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                  5.3  Representations  and  Warranties  of Sterling.  Except as
Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Sterling hereby represents and warrants to Mason-Dixon that, to the best of its knowledge:

                         (A) Organization, Standing and Authority. Sterling is a
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Sterling is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sterling is a bank holding company registered under the BHC Act. The Bank is a Maryland commercial bank with trust powers duly organized, validly existing and in good standing under the laws of the State of Maryland. The Bank is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sterling has made available to Mason-Dixon a complete and correct copy of the articles of incorporation and bylaws of Sterling and the Bank and such articles and bylaws are in full force and effect as of the date hereof.

                         (B)  Capital.  As of the date  hereof,  the  authorized
capital stock of Sterling consists solely of 5,000,000 shares of Sterling Common Stock, $.01 par value per share, of which no more than 400,002 shares were outstanding on September 30, 1998. As of the date hereof, Sterling has outstanding: (i) 50,447 Sterling Stock Options at the exercise price of $12.00 per share; (ii) 102,601 Sterling Stock Options at the exercise price of $13.10 per share; (iii) 23,800 Sterling Stock Options at the exercise price of $14.34 per share; (iv) 3,200 Sterling Stock Options at the exercise price of $16.30 per share; and (v) 27,000 Sterling Stock Options at the exercise price of $16.25 per share. As of the date hereof, the authorized capital stock of the Bank consists solely of 2,000,000 shares of common stock, $10.00 par value per share, of which no more than 263,278 shares were outstanding on September 30, 1998; all of these are owned, beneficially and of record, by Sterling, with the exception of 50 shares owned by William Cowie. The outstanding shares of Sterling Common Stock and the Bank's common stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of Sterling Common Stock or Bank common stock authorized and reserved for issuance (other than with respect to shares reserved for future issuance upon the exercise of the Sterling Stock Options), neither Sterling nor the Bank has any Rights issued or outstanding with respect to Sterling Common Stock or Bank common stock, and neither Sterling nor the Bank has any commitment to authorize, issue or sell any Sterling Common Stock or Bank common stock or Rights, except pursuant to this Plan and as specified in this Section.




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                           (C) Subsidiaries.

                              (i) (a) Sterling has  Previously  Disclosed a list
of all of its Subsidiaries together with the jurisdiction of organization and principal business of each such Subsidiary, (b) Sterling owns, directly or indirectly, all the issued and outstanding equity securities of each of Sterling's Subsidiaries, (c) no equity securities of any of Sterling's Subsidiaries are or may become required to be issued (other than to Sterling or its wholly-owned Subsidiaries) by reason of any Rights or otherwise, (d) there are no contracts, commitments, understandings or arrangements by which any of Sterling's Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to Sterling or Sterling's wholly-owned Subsidiaries), (e) there are no contracts, commitments, understandings, or arrangements relating to Sterling's rights to vote or to dispose of such securities, and (f) all the equity securities of each Subsidiary held by Sterling or its Subsidiaries are fully paid and nonassessable and are owned by Sterling or Sterling's Subsidiaries free and clear of any Liens.

                              (ii) Sterling does not own beneficially,  directly
or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                              (iii)  Each of  Sterling's  Subsidiaries  has been
duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The deposits of the Bank are insured by the FDIC up to applicable limits.

                         (D)   Corporate   Power.   Sterling  and  each  of  its
Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Sterling and the Bank has the corporate power and authority to execute, deliver and perform its obligations under this Plan and to consummate the Transactions.

                         (E)  Corporate  Authority.  Subject  to  receipt of the
requisite approval of the agreement of share exchange set forth in this Plan by the holders of more than two-thirds of the outstanding shares of Sterling Common Stock entitled to vote thereon, this Plan and the Transactions have been authorized by all necessary corporate action of Sterling and the Bank. This Plan is a valid and legally binding obligation of each of Sterling and the Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Sterling Board has received the written opinion of Garland McPherson & Associates, Inc. to the effect that as of the date hereof the consideration to be received by the holders of Sterling



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Common  Stock in the Share  Exchange is fair to the  holders of Sterling  Common
Stock from a financial point of view.

                           (F)      Regulatory Approvals; No Default.

                              (i) No  consents  or  approvals  of, or filings or
registrations with, any Governmental Authority or with any third party are required to be made or obtained by Sterling or any of its Subsidiaries in connection with the execution, delivery or performance by Sterling of this Plan or to consummate the Transactions except for (a) filings of applications or notices with federal and Maryland banking authorities, (b) approval of this Plan by the stockholders of Sterling, and (c) the filing of articles of share exchange and merger with the SDAT pursuant to the MGCL. As of the date hereof, Sterling is not aware of any reason why the approvals set forth in Section 7.1(B) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.1(B).

                              (ii)   Subject  to   receipt  of  the   regulatory
approvals referred to in the preceding paragraph, and expiration of related waiting periods, the execution, delivery and performance of this Plan and the consummation of the Transactions do not and will not (a) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of Sterling or of any of its Subsidiaries or to which Sterling or any of its Subsidiaries or properties is subject or bound, (b) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws of Sterling or the Bank, or (c) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or Contract.

                           (G)      Financial Reports.

                              (i) Sterling has  delivered  to  Mason-Dixon:  (a)
consolidated balance sheets of Sterling and its Subsidiaries as of December 31 in each of the years 1995 through 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Stegman & Company for the year ended December 31, 1996 and the report of Arthur Anderson & Co. for the year ended December 31, 1995, (b) a consolidated balance sheet of Sterling and its Subsidiaries as of December 31, 1997 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of operations, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Stegman & Co., independent certified public accountants, and (c) an unaudited consolidated balance sheet of Sterling and its Subsidiaries as of June 30, 1998 (the "Interim Balance Sheet"). Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Sterling and its Subsidiaries as at the respective dates of and for the



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periods referred to in such financial  statements,  all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 5.3(G) reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Sterling and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Sterling.

                              (ii)  Sterling  and its  Subsidiaries  have timely
filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that Sterling or any Subsidiary was required to file since December 31, 1994 with (a) the Federal Reserve Board, (b) the FDIC, (c) the Bank Insurance Fund, and (d) any state banking commission or other Governmental Authority, and all other material reports and statements required to be filed by Sterling or any Subsidiary since December 31, 1994, and have paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

                              (iii)  Sterling  and  its  Subsidiaries   have  no
liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                              (iv) Since December 31, 1997, (a) Sterling and its
Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Plan and the Transactions) and (b) no event has occurred or fact or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.3 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Sterling.

                         (H)   Litigation.   No   litigation,   claim  or  other
proceeding before any court or Governmental Authority is pending against Sterling or any of its Subsidiaries and, to Sterling's knowledge, no such litigation, claim or other proceeding has been threatened.

                           (I)      Regulatory Matters.

                              (i) Neither  Sterling nor any of its  Subsidiaries
or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar



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arrangement  with,  or  a  commitment  letter  or  similar   submission  to,  or
extraordinary supervisory letter from, any federal or state Governmental Authority.

                              (ii) Neither  Sterling nor any of its Subsidiaries
has been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                           (J)  Compliance  with Laws.  Sterling and each of its
Subsidiaries:

                              (i) is in compliance with all applicable  federal,
state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                              (ii) has all  permits,  licenses,  authorizations,
orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Sterling's knowledge, no suspension or cancellation of any of them is threatened; and

                              (iii) has  received,  since  December 31, 1994, no
notification or communication from any Governmental Authority (a) asserting that Sterling or any of its Subsidiaries is not in compliance with any statutes, regulations, or ordinances or (b) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Sterling's knowledge, do any grounds for any of the foregoing to exist).

                         (K) Contracts;  Defaults.  Neither  Sterling nor any of
its Subsidiaries is a party to, bound by or subject to any written or oral:

                              (i) Contract that involves performance of services
(other than with respect to loans or deposits made in the Ordinary Course of Business) or delivery of goods or materials by Sterling or its Subsidiaries of an amount or value in excess of $15,000;

                              (ii)  Contract  that   involves   performance   of
services or delivery of goods or materials to Sterling or its Subsidiaries of an amount or value in excess of $15,000;




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                              (iii)  Contract  that was not entered  into in the
Ordinary Course of Business and that involves expenditures or receipts of Sterling or its Subsidiaries in excess of $15,000;

                              (iv)  Lease,   rental  or   occupancy   agreement,
license, installment and conditional sale agreement, or other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year);

                              (v)  Licensing  agreement or other  Contract  with
respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former Representatives regarding the appropriation or the non-disclosure of any of any intellectual property assets;

                              (vi) Joint venture, partnership, or other Contract
(however named) involving a sharing of profits, losses, costs, or liabilities by Sterling or its Subsidiaries with any other Person;

                              (vii)  Contract  containing  covenants that in any
way purport to restrict the business activity of Sterling or its Subsidiaries or limit the freedom of Sterling or its Subsidiaries to engage in any line of business or to compete with any Person;

                              (viii)  Contract  providing  for payments to or by
any Person based on sales, purchases, or profits, other than direct payments for goods;

                              (ix)  Contract  entered  into  other  than  in the
Ordinary Course of Business that contains or provides for an express undertaking by Sterling or its Subsidiaries to be responsible for consequential damages;

                              (x) Contract for capital expenditures in excess of
$15,000;

                              (xi) Written warranty, guaranty, or other Contract
with respect to contractual performance extended by Sterling or its Subsidiaries other than in the Ordinary Course of Business;

                              (xii)   Contract  with  any   Representative   the
benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan;




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                              (xiii) Contract with any Representative  providing
any term of employment or compensation guarantee;

                              (xiv) Contract,  including any stock option, stock
appreciation rights, employee stock ownership, restricted stock or stock purchase plan or agreement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

                              (xv) Contract that involves any restriction on the
geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency); or

                              (xvi)  Contract,  other than this Plan,  regarding
the capital stock of Sterling or the Bank, or both, or committing to dispose of some or all of the capital stock or substantially all of the assets of Sterling or the Bank, or both. Neither Sterling nor any of its Subsidiaries is in default under any Contract to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default by Sterling or any of its Subsidiaries.

                           (L) Employees.

                              (i) Sterling has  Previously  Disclosed a complete
and accurate list of the following information for each currently employed Employee and for each Director, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plans.

                              (ii)  Sterling  also has  Previously  Disclosed  a
complete and accurate list of the following information for each retired Employee or Director, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                           (M)      Employee Benefit Plans.

                              (i) Sterling and its Subsidiaries are not now, nor
have they ever been, a party to, a sponsor of, or a contributor to (a) any employee pension benefit plan (as



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defined  in  Section  3(2) of ERISA) (a  "Retirement  Plan"),  (b) any  employee welfare benefit plan (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), or (c) any employment contract, written or unwritten, or any other contract, policy or practice providing compensation or benefits not included in (a) or (b) (an "Other Plan"). All Retirement Plans, Welfare Plans and Other Plans which Sterling and its Subsidiaries are now or have ever been, a party to, a sponsor of, or a contributor to are hereinafter collectively referred to as "Employee Benefit Plans." Sterling and its Subsidiaries have not scheduled or agreed to future increases of benefit levels or the creation of new benefits with respect to any Employee Benefit Plan, nor have such increases or new benefits been proposed to the Employees.

                              (ii) With respect to each  Employee  Benefit Plan,
Sterling  has  delivered  or made  available to  Mason-Dixon  true,  correct and complete copies, including amendments, of the following (to the extent applicable): (a) the current and most recent prior Employee Benefit Plan document or other writing (including trust agreements, service provider agreements, investment manager agreements and insurance contracts), (b) the current and all prior Summary Plan Descriptions (including summaries of material modifications thereto) or similar descriptions of Other Plans, (c) the two most recently filed Form 5500s including all schedules and attachments, (d) the two most recent determination letters issued by the IRS, (e) the two most recent actuarial valuations and/or allocation reports, and (f) any current or prior employee handbooks or policy manuals which refer to such Employee Benefit Plan.

                              (iii) The assets of Sterling and its  Subsidiaries
are not subject to any liens under ERISA or the Code, and no event has occurred, and no condition exists, which could subject Sterling and its Subsidiaries or their assets to a future liability, obligation or lien on account of any Controlled Group Benefit Plan. A "Controlled Group Benefit Plan" means any Employee Benefit Plan which Sterling, or any entity which must be considered together with Sterling under Section 414(b), (c), (m) or (o) of the Code (a "Benefit Plan Affiliate"), maintains or at any time maintained, or to which Sterling or any Benefit Plan Affiliate has at any time contributed or been obligated to contribute.

                              (iv) No Controlled Group Benefit Plan is or at any
time was a "defined benefit plan" (within the meaning of ERISA Section 3(35)), nor has Sterling or any Benefit Plan Affiliate ever maintained, sponsored or been required to make contributions to any defined benefit plan. No Controlled Group Benefit Plan is or at any time was a "multiemployer plan" (within the meaning of ERISA Section 3(37)), nor has Sterling or any Benefit Plan Affiliate ever maintained, sponsored or been required to make contributions to any multiemployer plan. No Controlled Group Benefit Plan is or at any time was a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)), nor has Sterling or any Benefit Plan Affiliate ever maintained, sponsored or been required to make contributions to any such arrangement.




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                              (v) Each Employee  Benefit Plan is, and has at all
times been, administered, maintained and operated in compliance with its terms and in compliance with all applicable provisions of the Code, ERISA and all other federal, state and local laws (and all rules and regulations promulgated or proposed thereunder). Each Employee Benefit Plan which Sterling and its Subsidiaries currently sponsors or contributes to can be amended or terminated at any time without liability to Sterling or its Subsidiaries other than honoring the Sterling Stock Options and with respect to accrued benefits under any Employee Benefit Plan.

                              (vi) Sterling and its Subsidiaries  have performed
all obligations required to be performed by them under any law or by the terms of each Employee Benefit Plan, and all contributions or payments deducted by Sterling and its Subsidiaries for tax purposes were properly deductible in the year for which such deductions were claimed.

                              (vii)  There  are no  actions,  investigations  or
claims of any kind (other than routine benefit claims made in the ordinary course), pending or threatened, with respect to any Employee Benefit Plan, and no events or omissions have occurred which could give rise to any such actions, investigations or claims. There have been no audits or investigations of any Employee Benefit Plan by any governmental agency.

                              (viii)  Each   Retirement  Plan  that  is  or  was
intended to constitute a qualified plan under Code Section 401(a) is, and has at all times been, qualified, in form and operation, under Code Section 401(a) and is the subject of a favorable determination letter from the IRS.

                              (ix) With respect to any Retirement  Plan which is
unfunded, Sterling and its Subsidiaries have adequately provided for, and their financial statements accurately reflect (in accordance with GAAP consistently applied), the amount of all accrued benefits under such Retirement Plan, and such accrued benefits were computed based on actuarial methods, tables and assumptions, each of which is itself reasonable.

                              (x) No  Controlled  Group  Benefit  Plan  provides
health, medical, life insurance or similar benefits to retirees or other former employees or their beneficiaries (except to the extent required under ERISA Sections 601-608). Each Employee Benefit Plan covers only employees (or former employees) of Sterling and its Subsidiaries.

                              (xi) The consummation of the Transactions will not
(a) entitle any current or former employee or officer of Sterling and its Subsidiaries to severance pay, parachute payments, unemployment compensation or any other payment, except as expressly provided in this Plan, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer except as expressly provided in this Plan.




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                              (xii) With  respect to any  Employee  Benefit Plan
that is funded wholly or partially through an insurance policy (including any "stop loss" policy that applies to such Employee Benefit Plan), there will be no liability of Sterling and its Subsidiaries as of the Effective Time under such policy (or any ancillary agreement to such policy) in the nature of a retroactive rate adjustment, loss sharing arrangement or other contingent liability. The consummation of the transactions contemplated by this Plan will not cause a revocation or material modification of any such insurance policy, and all such policies can be assumed by Mason-Dixon at its option. Section 5.3(M)(xii) of Sterling's Disclosure Schedule includes all insurance policies described in this paragraph.

                              (xiii)  Sterling and all Benefit  Plan  Affiliates
have at all times complied with the COBRA group health plan continuation of coverage requirements under ERISA Sections 601-608 and the regulations promulgated or proposed thereunder. Section 5.3(M)(xiii) of Sterling's Disclosure Schedule lists all persons who (a) currently have or are entitled to COBRA continuation coverage under any Employee Benefit Plan currently or previously maintained by Sterling and all Benefit Plan Affiliates, specifying the date such coverage or entitlement thereto began for each person and the date the maximum required period of coverage for such person will end, and (b) are eligible to elect such COBRA continuation coverage or to have it elected on their behalf on account of a qualifying event which has already occurred or which will occur prior to Closing.

                              (xiv) No loan is outstanding  between Sterling and
its Subsidiaries and any Employees. No employer securities, employer real property or other employer property is held as an asset of any Employee Benefit Plan.

                         (N)  Labor  Matters.  Neither  Sterling  nor any of its
Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Sterling or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Sterling or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Sterling's knowledge, threatened, nor is Sterling aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                         (O)  Environmental  Matters.  Neither  the  conduct nor
operation of Sterling or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated during the period of such ownership, lease or operation Environmental Laws and no condition has existed or event has



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occurred with respect to any of them or any such property  that,  with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Sterling nor any of its Subsidiaries has received any notice from any person or entity that Sterling or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                           (P)      Tax Matters.

                              (i)(a) All Tax  Returns  that are  required  to be
filed (taking into account any extensions of time within which to file) by or with respect to Sterling and its Subsidiaries have been duly filed and the information therein reported is substantially correct, (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full, (c) the federal income Tax Returns referred to in clause (a) have been examined by the IRS or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (e) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Sterling or its Subsidiaries. Sterling has made available to Mason-Dixon true and correct copies of the United States federal income Tax Returns filed by Sterling and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither Sterling nor any of its Subsidiaries has any liability with respect to Taxes that accrued on or before December 31, 1997, in excess of the amounts accrued with respect thereto that are reflected in the Balance Sheet.

                              (ii) No Tax is required to be withheld pursuant to
Section 1445 of the Code as a result of the Transactions.

                         (Q) Risk  Management  Instruments.  All  interest  rate
swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Sterling's own account, or for the account of one or more of Sterling's Subsidiaries or their customers (all of which are listed on Sterling's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Sterling or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization,



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moratorium,  fraudulent  transfer  and  similar  laws of  general  applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Sterling nor its Subsidiaries, nor to Sterling's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                         (R)  Assets.   Sterling  has  Previously  Disclosed  to
Mason-Dixon a complete and accurate list of all real property, leaseholds, or other interests therein owned by Sterling and its Subsidiaries. Sterling and its Subsidiaries own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by Sterling and its Subsidiaries or reflected as owned in the books and records of Sterling and its Subsidiaries, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases Previously Disclosed or not required to be disclosed and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Sterling and its Subsidiaries since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business). All property and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Liens and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (i) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) Liens for current taxes not yet due, and (iv) with respect to real property, (a) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Sterling or any Subsidiary, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

                         (S) Books and  Records.  The books of  account,  minute
books, stock record books, and other records of Sterling and its Subsidiaries, all of which have been made available to Mason-Dixon, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Sterling and its Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of Sterling and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate



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action taken by, the  stockholders,  the Boards of Directors,  and committees of the Boards of Directors of Sterling and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Sterling and its Subsidiaries. The books and records of Sterling and its Subsidiaries have been fully, properly and accurately maintained, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Sterling and its Subsidiaries.

                         (T)  Insurance.  Sterling's  Disclosure  Schedule  sets
forth all of the insurance policies, binders, or bonds maintained by Sterling or its Subsidiaries ("Insurance Policies"). Sterling and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Sterling reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Sterling and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.

                         (U) Year 2000. Sterling and the Bank have complied with
all interagency statements issued through September 2, 1998, by the Federal Financial Institutions Examination Council on the subject of Year 2000 compliance. Sterling and the Bank have exercised due care in assessing the Year 2000 compliance status of all material computer software, firmware and hardware used in the Ordinary Course of Business and in assessing the Year 2000 compliance status of their customers and counterparties. Neither Sterling nor its Subsidiaries has received a "Year 2000 Deficiency Letter" or criticism from any Governmental Authority on the subject of Year 2000 compliance. Sterling and its Subsidiaries have taken reasonable steps necessary for the data processing systems used in the business of Sterling and its Subsidiaries to be Year 2000 Compliant on or before the end of 1999 and Sterling does not expect the future cost of addressing such issues to be material.

                         (V)  Asset  Classification.   Sterling  has  previously
disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of it and its Subsidiaries that have been classified by it as of September 30, 1998 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of September 30, 1998 by any Governmental Authority as "other loans specially mentioned", "substandard", "doubtful", "loss", or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or a Subsidiary prior to September 30, 1998.

                         (W) No  Brokers.  Except  for fees  payable  to Garland
McPherson & Associates, Inc., no action has been taken by Sterling that would give rise to any valid claim



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against any party hereto for a brokerage commission,  finder's fee or other like payment with respect to the Transactions.

                         (X)  Disclosure.  The  representations  and  warranties
contained in this Section 5.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.3 not misleading.

                  5.4 Representations and Warranties of Mason-Dixon. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Mason-Dixon hereby represents and warrants to Sterling that, to the best of its knowledge:

                         (A) Organization,  Standing and Authority. Mason-Dixon,
MDMS and BoM are duly organized, validly existing and in good standing under the laws of the State of Maryland. Mason-Dixon, MDMS and BoM are duly qualified to do business and are in good standing in the states of the United States and foreign jurisdictions where their respective ownership or leasing of property or assets or the conduct of their respective business requires them to be so qualified. Mason-Dixon, MDMS and BoM have in effect all federal, state, local, and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their respective businesses as it is now conducted. Mason-Dixon and MDMS are registered as bank holding companies under the BHC Act. BoM is a trust company under the laws of the State of Maryland.

                         (B)  Subsidiaries.  Each of Mason-Dixon's  Subsidiaries
has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

                         (C)  Corporate  Power.  Mason-Dixon  and  each  of  its
Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of Mason-Dixon, MDMS and BoM has the corporate power and authority to execute, deliver and perform its obligations under this Plan and to consummate the Transactions.

                         (D) Corporate Authority. This Plan and the Transactions
have been authorized by all necessary corporate action of each of Mason-Dixon, MDMS and BoM. This Plan and the Transactions are not required to be approved by the shareholders of Mason-Dixon. The Bank Merger is subject to approval by MDMS, its sole stockholder, and has been approved. This Plan is a valid and legally binding agreement of each of Mason-Dixon, MDMS and BoM



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enforceable  in  accordance  with its terms  (except  as  enforceability  may be
limited  by  applicable  bankruptcy,  insolvency,  reorganization,   moratorium,
fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                           (E)      Regulatory Approvals; No Defaults.

                              (i) No  consents  or  approvals  of, or filings or
registrations with, any Governmental Authority or with any third party are required to be made or obtained by Mason-Dixon or any of its Subsidiaries in connection with the execution, delivery or performance by Mason-Dixon or any of its Subsidiaries of this Plan or to consummate the Transactions except for (a) the filing of applications and notices, as applicable, with federal and state banking authorities, receipt of approval thereof and expiration of related waiting periods; and (b) the filing of articles of share exchange and merger with the SDAT pursuant to the MGCL. As of the date hereof, Mason-Dixon is not aware of any reason why the approvals set forth in Section 7.1(B) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.1(B).

                              (ii)   Subject  to   receipt  of  the   regulatory
approvals referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Plan and the consummation of the Transactions do not and will not (a) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of Mason-Dixon or of any of its Subsidiaries or to which Mason-Dixon or any of its Subsidiaries or properties is subject or bound, (b) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of Mason-Dixon or any of its Subsidiaries, or (c) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or Contract.

                         (F) No Brokers. No action has been taken by Mason-Dixon
that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions.

                         (G) Financial  Capacity.  Mason-Dixon has the financial
capacity to fund the cash payments for the Share Exchange Consideration and for cancellation of the Sterling Stock Options. Based upon Mason-Dixon's pro forma financial analysis, immediately following consummation of the Transactions, Mason-Dixon, MDMS, and BoM each will continue to be "well-capitalized" as defined in the appropriate capital regulation and guidance of its primary federal regulator.

                         (H) Financial Statements.



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                              (i)  Mason-Dixon  has filed and made  available to
Sterling accurate and complete copies of all forms, reports, and documents required to be filed by Mason- Dixon with the SEC since December 31, 1994, (collectively, the "Mason-Dixon SEC Reports"). The Mason-Dixon SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Mason-Dixon SEC Reports or necessary in order to
make  the  statements  in  the  Mason-Dixon   SEC  Reports,   in  light  of  the
circumstances under which they were made, not misleading. Except for Mason-Dixon Subsidiaries that are registered as brokers, dealers, investment advisors, or associated persons thereof, none of the Mason-Dixon Subsidiaries is required to file any forms, reports or other documents with the SEC.

                              (ii) Each of the Mason-Dixon  Financial Statements
(including, in each case, any related notes) contained in the Mason-Dixon SEC Reports, complied, and each SEC Report filed after the date of this Agreement until the Effective Time will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of Mason-Dixon and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                         (I)  Disclosure.  The  representations  and  warranties
contained in this Section 5.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.4 not misleading.

                                   ARTICLE VI

                                    COVENANTS

                  6.1 Reasonable Best Efforts. Subject to the terms and conditions of this Plan, each of Sterling, the Bank, Mason-Dixon, MDMS and BoM agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions and shall cooperate fully with the other parties hereto to that



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end. Except as expressly  contemplated or permitted by this Plan, or as required by applicable law, rule or regulation, during the period from the date of this Plan to the Effective Time, Mason- Dixon shall, and shall cause each of its Subsidiaries to, take no action which would reasonably be expected to adversely affect or delay the ability of Mason-Dixon, Sterling, MDMS, the Bank or BoM to obtain any approvals of any Governmental Authority required to consummate the Transactions or to perform its covenants and agreements herein. Prior to the Effective Time, Sterling shall acquire all of the outstanding shares of Bank common stock which it does not own.

                  6.2 Stockholder Approval. Subject to compliance by the Sterling Board with its fiduciary duties, Sterling agrees to take, in accordance with applicable law, and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of this Plan and any other matters required to be approved by Sterling's stockholders for consummation of the Transactions (including any adjournment or postponement, the "Sterling Meeting"), as promptly as practicable after the date hereof. Sterling shall use its reasonable best efforts to mail the notice of the Sterling Meeting within 30 days after the date hereof. Subject to compliance with its fiduciary duties, the Sterling Board shall recommend such approval, and shall cause Sterling to take all reasonable, lawful action to solicit such approval by its stockholders. Mason-Dixon shall have the right to review in advance the proxy statement, and any amendments thereto, to be delivered to Sterling's stockholders with respect to the Sterling Meeting. The proxy statement, and any amendments thereto, shall not be delivered to Sterling's stockholders without Mason-Dixon's prior written approval which shall not be unreasonably withheld.

                  6.3 Press Releases. Each of Sterling and Mason-Dixon agrees that it will not, nor will it permit its Subsidiaries to, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the Transactions, except as otherwise required by applicable law or regulation or NASD rules.

                  6.4      Access; Information.

                         (A) Each of  Sterling  and the Bank  agrees  that  upon
reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Mason- Dixon and Mason-Dixon's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors, but only upon the consent of such auditors), properties, personnel and to such other information as Mason-Dixon may reasonably request and, during such period, it shall furnish promptly to Mason-Dixon (i) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.



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                         (B) Mason-Dixon agrees that it will not, and will cause
its  Representatives  not to,  use any  information  obtained  pursuant  to this
Section 6.4 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, Mason-Dixon will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section
6.4 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Plan) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the Transactions shall otherwise fail to be consummated, Mason-Dixon shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

                         (C) No  investigation  by either  party of the business
and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the Transactions.

                    6.5   Certain    Modifications;    Restructuring    Charges;
Observation Rights; Month End Financials.

                         (A)  Sterling  shall  consult  with   Mason-Dixon  with
respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Sterling shall make such modifications or changes to its policies and practices, if any, as may be mutually agreed upon in order to conform such policies and practices to those of Mason-Dixon or due to differing disposition plans of Mason-Dixon. Sterling shall also consult with Mason-Dixon with respect to the character, amount and timing of restructuring charges to be taken by Sterling in connection with the Transactions and shall take such charges in accordance with GAAP, as may be mutually agreed upon. Such modifications and changes shall be made and such charges taken at such date prior to the Effective Time as the parties shall mutually agree, but no earlier than the date Mason-Dixon advises Sterling in writing that all of the conditions precedent to Mason-Dixon's obligations hereunder either have been satisfied or waived. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.5.




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                         (B) During the period from the date of this Plan to the
Effective Time, an individual designated by Mason-Dixon shall have the right to attend all meetings of the Sterling Board and the board of directors of the Bank in a nonvoting observer capacity, other than any part of any meeting at which this Plan or the Transactions or any other Acquisition Proposal are discussed, to receive notice of such meetings and to receive the information provided by Sterling and the Bank to their respective boards of directors.

                         (C) During the period from the date of this Plan to the
Effective Time, Sterling shall prepare consolidated balance sheets of Sterling and its Subsidiaries, and the related consolidated statements of operations, and changes in stockholders' equity as of the last day of each month prior to the 15th day of the following month, provided, however, that the foregoing financial reports shall be prepared for the month preceding the Effective Date on or prior to the 8th day of the following month.

                  6.6      Regulatory Applications.

                         (A)  Mason-Dixon  and  Sterling  and  their  respective
Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions. Mason-Dixon shall use its reasonable best efforts to file applications with the Federal Reserve Board and the Maryland Commissioner of Financial Regulation within 30 days after the date hereof. Each of Mason- Dixon and Sterling shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other party appraised of the status of material matters relating to completion of the Transactions. Each party hereto agrees that it shall deliver to the other promptly upon receipt copies of all correspondence from and to Governmental Authorities relating to the Transactions.

                         (B) Each party  agrees,  upon  request,  to furnish the
other party with all information concerning itself, its Subsidiaries, its Representatives and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority and with respect to the proxy statement to be delivered to Sterling's stockholders with respect to the Sterling Meeting.




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                  6.7      Indemnification.

                         (A) Following the Effective  Date and for a period of 6
years thereafter, MDMS shall indemnify, defend and hold harmless the Directors and officers of Sterling and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (collectively, "Claims") arising out of actions or omissions occurring at or prior to the Effective Time, including, but not limited to, the Transactions, regardless of whether such claim is asserted before, at or after the Effective Time, to the fullest extent that Sterling or its Subsidiaries is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Maryland, the articles of incorporation or by-laws of Sterling or its Subsidiaries all as in effect on the date hereof, except as such indemnification (and advancement of expenses) may be waived or released by an Indemnified Party; provided that for Claims covered by this
Section 6.7(A), any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Maryland law, the articles of incorporation or by-laws of Sterling or its Subsidiaries shall be made by independent counsel (which shall not be counsel that provides material services to Mason-Dixon) selected by Mason-Dixon and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Maryland judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and MDMS shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. To the extent a Claim is asserted before the Effective Time, MDMS shall have no obligations under this Section unless appropriate notice was given to Sterling's director's and officer's liability insurer as required by the insurance policy prior to the Effective Time.

                         (B) For a period of 6 years  from the  Effective  Time,
MDMS either shall permit Sterling to purchase a "tail" coverage on its existing directors and officers insurance policy or shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and Directors of Sterling or any of its Subsidiaries (determined as of the Effective Time) with respect to Claims against such Directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Sterling; provided, however, that in no event shall MDMS be required to expend more than 200 percent of the current amount expended by Sterling or its Subsidiaries (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for a comparable 6-year period; provided, further, that if MDMS is unable to maintain or obtain the insurance called for by this Section 6.7(B), MDMS shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and Directors of Sterling



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or any  Subsidiary  may be required to make  application  and provide  customary representations and warranties to MDMS's insurance carrier for the purpose of obtaining such insurance.

                         (C)   Any   Indemnified    Party   wishing   to   claim
indemnification under Section 6.7(A), upon learning of any Claim shall promptly notify MDMS thereof; provided that the failure so to notify shall not affect the obligations of MDMS under Section 6.7(A) unless and to the extent that MDMS is actually prejudiced as a result of such failure.

                         (D) The  obligations  of MDMS  pursuant to this Section
6.7 may be enforced directly by the Indemnified Parties.

                         (E) If MDMS or any of its  successors  or assigns shall
consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of MDMS shall assume the obligations set forth in this Section 6.7.

                  6.8 Notification of Certain Matters. Each of Sterling and Mason-Dixon shall give prompt notice to the other of any fact, event or circumstance known to it that (A) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (B) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  6.9 No Solicitation. From the date of this Plan until the Effective Time or the termination of this Plan pursuant to its terms, Sterling agrees that it will not, and will not permit any of its Subsidiaries, or any of its or their Representatives to, directly or indirectly, (A) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (B) enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or (C) agree to, approve, recommend, or endorse any Acquisition Proposal, or authorize or permit any of its or their Subsidiaries or Representatives to take any such action and, except to the extent prohibited by contracts existing at the date of this Plan, Sterling shall promptly notify Mason- Dixon of any such inquiries of proposals received by Sterling or any of its Subsidiaries or Representatives relating to any of such matters; provided, however, that nothing contained in this Plan shall prohibit the Sterling Board from (i) furnishing information to, or engaging in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal; or (ii) recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of Sterling, if and only to the extent that (a) the Sterling Board concludes in good faith (after consultation with its financial advisors) that such Acquisition



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Proposal  would  constitute  a  Superior  Proposal  and (b) the  Sterling  Board
determines in good faith (after consultation with outside legal counsel) that the failure to take such action would result in a breach by the Sterling Board of its fiduciary duties to Sterling's stockholders under applicable law, and (c) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Sterling provides prompt written notice to Mason-Dixon to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person (which notice shall identify the nature and material terms of the proposal), and (d) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Sterling Board receives from such Person an executed confidentiality agreement with provisions no less favorable to Sterling than the
confidentiality   agreement   previously   entered  into  between  Sterling  and
Mason-Dixon in connection with their consideration of the Transactions. Sterling agrees that it will immediately cease and cause to be terminated any existing
activities,   discussions,  or  negotiations  with  any  parties  regarding  any
Acquisition  Proposal.  Sterling  agrees to keep  Mason-Dixon  fully and  timely
informed  of  the  status  of  any  discussions,   negotiations,  furnishing  of
non-public information, or other activities relating to an Acquisition Proposal.

                  6.10     Employee Benefits.

                         (A)   Sterling   and  the  Bank  agree   that   neither
Mason-Dixon nor any of its Subsidiaries is under any obligation to continue the employment of any employee of Sterling or the Bank after the Effective Date. Mason-Dixon and its Subsidiaries may terminate the employment of any such employee in their discretion.

                         (B) The Bank agrees to amend the Sterling  Bank & Trust
Company Change-In-Control Protection Plan (as originally adopted as of May 19, 1998 and as amended pursuant to this Section, the "Protection Plan") prior to the Effective Date to provide that no severance benefit shall be paid to any Person unless that Person executes a "Release and Agreement" in the form previously agreed to by Mason-Dixon. The Bank agrees to make no other amendments to the Protection Plan, and warrants that no other amendments have been made.

                         (C) (i) Until 90 days  after the first  anniversary  of
the Effective Date, Mason-Dixon agrees to continue in effect the Protection Plan, but only for the benefit of those 4 persons originally named as Executive Officers in Section 1.10 of the Protection Plan. Sterling and the Bank hereby warrant that no other persons are identified as Executive Officers under Section
1.10 and agree not to identify  any other  persons as Executive  Officers  under
Section 1.10.

                              (ii)  Subject  to  Section  6.10(D),   Mason-Dixon
agrees to pay (or cause to be paid) a severance benefit equal to 3 months base salary to any person who was a full time employee of the Bank on the day before the Effective Date and whose employment with the Continuing Bank is involuntarily terminated during the 120 day period following the effective



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date of the Bank Merger. The payment  obligation under this Section  6.10(C)(ii)
will not apply to: (a) the 4 persons who are covered by the Protection Plan, (b) any employee who is terminated for "Just Cause" as that term is defined in the Protection Plan and as determined by Mason- Dixon, or (c) any employee whose most recent date of hire by the Bank is after October 1, 1998.

                              (iii) On the Effective Date, Mason-Dixon agrees to
pay a retention bonus to such of the Sterling employees as determined by Sterling after consultation with Mason-Dixon in an aggregate amount not to exceed $75,000, provided that no bonus will be paid to any person whose employment with the Bank terminates for any reason before the Effective Date.

                         (D)  Mason-Dixon  has no  obligation to pay a severance
benefit under Section 6.10(C)(ii) to any person unless that person executes a "Release and Agreement" in the form previously agreed to by Mason-Dixon.

                         (E) At  Mason-Dixon's  option,  the Bank  shall pay the
foregoing severance benefits and retention bonuses on the Effective Date, prior to the Effective Time.

                         (F) Except as provided in Section 6.10(C),  Mason-Dixon
and its Subsidiaries are under no obligation to continue any fringe benefit or employee benefit plan or practice of Sterling or its Subsidiaries after the Effective Date.

                         (G) (i) Following the Effective Time, Mason-Dixon shall
provide generally to officers and employees of Sterling and its Subsidiaries who continue to be employed by Mason-Dixon or any of its Subsidiaries employee benefits under employee benefit plans of Mason-Dixon or its Subsidiaries on terms and conditions which are no less favorable than those then provided by Mason-Dixon and its Subsidiaries to their similarly situated officers and employees, except as otherwise expressly set forth in this Plan.

                              (ii) For  purposes  of  participation  and vesting
(but not benefit accrual) under any employee benefit plans of Mason-Dixon and its Subsidiaries, service by the employees of Sterling and its Subsidiaries prior to the Effective Time shall be treated as service with Mason-Dixon or its Subsidiaries, as applicable.

                              (iii) With  respect to  employees  of Sterling and
its Subsidiaries and their dependents covered under the Sterling health insurance plan at the Effective Time, there shall be no waiting period applicable to such persons under any health insurance plan which covers them after the Effective Time as employees of Mason-Dixon or its Subsidiaries (unless they terminate employment and are subsequently reemployed). Any health insurance plan of Mason-Dixon or its Subsidiaries which covers such employees and their dependents after the Effective Time shall treat their coverage under the Sterling health insurance plan as "creditable



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coverage"  as required  by ERISA  Section  701 for  purposes of any  preexisting condition exclusion provision. Amounts previously paid by such employees and their dependents towards satisfaction of the required deductible under the Sterling health insurance plan for the coverage year beginning in 1998 will count towards satisfaction of the deductible under the plan which covers them after the Effective Time as employees of Mason-Dixon or its Subsidiaries for the coverage year thereunder beginning in 1999.

                              (iv)  Mason-Dixon  shall honor all  accrued  leave
earned by the employees of Sterling and its Subsidiaries to the extent it has not been taken by the Effective Time. Such accrued leave must be taken within 1 year after the Effective Date.

                              (v) The Sterling  401(k) profit sharing plan shall
be terminated by the Bank before the Effective Time and all assets and benefits thereunder distributed to the participants in such plan in accordance with and to the extent permitted by Code Section 401(k).

                  6.11 Leases. Between the date of this Plan and the Effective Time, Sterling shall use its reasonable best efforts to obtain the consent of the landlords of the Bank's Timonium and Parole Shopping Center leases to the assignment of such leases to BoM, and Sterling and Mason-Dixon shall use their reasonable best efforts to seek resolution of issues concerning relocation of the Bank branch within the Parole Shopping Center and the availability of drive-thru teller facilities in a manner which is reasonably satisfactory to Mason-Dixon.

                  6.12 Flood Insurance. Between the date of this Plan and the Effective Time, Sterling shall conduct a review of its real estate secured loans to determine whether such loans are required to be covered by flood insurance pursuant to the federal Flood Disaster Protection Act of 1973, as amended, and applicable regulations and shall procure and pay for such insurance if required.

                                   ARTICLE VII

                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

                  7.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligation of each of Mason-Dixon and Sterling to consummate the Transactions is subject to the fulfillment or written waiver by Mason-Dixon and Sterling prior to the Effective Time of each of the following conditions:

                         (A)  Stockholder  Approval.  This  Plan  and the  Share
Exchange shall have been duly adopted by at least two-thirds of all of the outstanding shares of Sterling Common Stock and by at least a majority of the shares of Sterling Common Stock present in person or by proxy at the Sterling Meeting and held by Persons other than Sterling Directors and their



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Affiliates,  Sterling  present and former  officers  and their  Affiliates,  and holders of Sterling Stock Options and their Affiliates.

                         (B)  Regulatory  Approvals.  All  regulatory  approvals
required to consummate the Share Exchange, Option Cancellation and Corporate Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Mason-Dixon Board reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on Mason-Dixon and its Subsidiaries taken as a whole or (ii) reduce the benefits of the Transactions to such a degree that Mason-Dixon would not have entered into this Plan had such conditions, restrictions or requirements been known at the date hereof.

                         (C)  No  Injunction.   No  Governmental   Authority  of
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

                  7.2 Conditions to Obligation of Sterling and the Bank. The obligation of Sterling and the Bank to consummate the Transactions is also subject to the fulfillment or written waiver by Sterling prior to the Effective Time of each of the following conditions:

                         (A) Representations and Warranties. The representations
and warranties of Mason-Dixon set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date), (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Mason-Dixon Disclosure Schedule made or purported to have been made after the date of this Plan shall be disregarded) and Sterling shall have received a certificate, dated the Effective Date, signed on behalf of Mason-Dixon by the Chief Financial Officer of Mason-Dixon to such effect.

                         (B)   Performance  of   Obligations   of   Mason-Dixon.
Mason-Dixon shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and Sterling shall have received a certificate, dated the Effective Date, signed on behalf of Mason-Dixon by the Chief Financial Officer of Mason-Dixon to such effect.




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                         (C) Payment.  Mason-Dixon  shall have  delivered to the
Escrow Agent the Aggregate Share Exchange Consideration and a certificate to this effect by the Escrow Agent shall have been delivered to Sterling.

                         (D)  Attorney's  Opinion.  An  opinion  dated as of the
Effective Date, from Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, substantially in the form of Exhibit A shall have been delivered to Sterling and shall be in full force and effect.

                  7.3 Conditions to Obligation of Mason-Dixon, MDMS and BoM. The obligation of Mason-Dixon, MDMS and BoM to consummate the Transactions is also subject to the fulfillment or written waiver by Mason-Dixon prior to the Effective Time of each of the following conditions:

                         (A) Representations and Warranties. The representations
and warranties of Sterling set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Plan or some other date shall be true and correct as of such date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Sterling Disclosure Schedule made or purported to have been made after the date of this Plan shall be disregarded) and Mason-Dixon shall have received a certificate, dated the Effective Date, signed on behalf of Sterling by the Chief Executive Officer and the Chief Financial Officer of Sterling to such effect.

                         (B)  Performance of  Obligations of Sterling.  Sterling
shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and Mason-Dixon shall have received a certificate, dated the Effective Date, signed on behalf of Sterling by the Chief Executive Officer and the Chief Financial Officer of Sterling to such effect.

                         (C)  Accountant's  Letter.  Stegman &  Company  or such
other accounting firm as is acceptable to the parties shall have furnished to Mason-Dixon a letter substantially in the form of Exhibit B, dated not more than 5 days prior to the Effective Date concerning the results of the performance of certain agreed upon procedures.

                         (D) Agreements and Documents.  The following agreements
and documents shall have been delivered to Mason-Dixon, and shall be in full force and effect:




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                              (i) An  opinion  dated as of the  Effective  Date,
from Housley Kantarian & Bronstein, P. C., counsel to Sterling, substantially in the form attached as Exhibit C.

                              (ii) Option Cancellation  Agreements duly executed
in the form previously agreed to by Mason-Dixon by the holders of all Sterling Stock Options and Sterling to cancel all Sterling Stock Options as provided in
Section 2.2.

                              (iii) The written resignations of all officers and
directors of Sterling effective upon the time of the Corporate Merger, and the written resignations of all directors of the Bank and such officers of the Bank as are identified by Mason-Dixon prior to the Effective Date effective upon the time of the Corporate Merger, provided, however, that such resignations shall not affect the rights of such officers and directors, if any, under Section 6.10, including, but not limited to, the Protection Plan;

                              (iv)  Such  other  documents  as  Mason-Dixon  may
reasonably request for the purpose of evidencing the accuracy of any of Sterling's representations and warranties, evidencing the performance by Sterling of, or the compliance by Sterling with, any covenant or obligation
required  to  be  performed  or  complied  with  by  Sterling,   evidencing  the
satisfaction of any condition referred to in this Section 7, or otherwise facilitating the consummation or performance of any of the Transactions.

                         (E) William  Cowie  Stock.  William  Cowie's  shares of
common stock of the Bank shall have been acquired by Sterling.

                         (F) No Material  Adverse Change.  There shall have been
no change in the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of Sterling since the date of this Plan which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Sterling.

                         Without   limiting  the  generality  of  the  foregoing
paragraph, Sterling shall be deemed to have suffered a Material Adverse Effect if its consolidated stockholders' equity is less than the applicable amount set forth below as of the date of the accountant's letter referenced in Section 7.3(C). For purposes of determining consolidated stockholders' equity, Sterling's Expenses (excluding the cost of flood insurance as described in Section 6.12 and any Adjustment Amount paid to the Bank's Parole Shopping Center Landlord as contemplated in Section 3.4) shall not be deducted from its consolidated stockholders' equity, consolidated stockholders' equity shall not be increased by any amounts paid to Sterling in connection with the exercise of any Sterling Stock Options after the date hereof or any other contributions to Sterling's capital after the date hereof, and consolidated stockholders' equity shall be neither increased nor decreased by increases or decreases after August 31, 1998, in realized or unrealized



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gains or losses in  Sterling's  Available  for Sale  Securities  as  defined  in
Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which became effective for fiscal
years   beginning   after   December  15,  1993,  or  other  items  included  in
Comprehensive Income and Accumulative Comprehensive Income as defined in Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which became effective for fiscal years beginning after December 15, 1997. If the accountant's letter is issued as of one of the first 8 calendar days of a month, the consolidated stockholders' equity for this purpose and the accountant's letter shall be measured as of the month end prior to the immediately preceding month end and shall be compared to the applicable amount set forth below for the same month end; if the accountant's letter is issued on any other day, the consolidated stockholders' equity shall be measured as of the immediately preceding month end and shall be compared to the applicable amount set forth below for the same month end. For example, if the accountant's letter is dated December 8, 1998, the consolidated stockholders' equity of Sterling shall be determined and reflected in the accountant's letter as of October 31, 1998, and shall be compared to the applicable amount set forth below as of October 31, 1998, $6,926,000.

================================================================================
October 31, 1998                                             6,926,000
--------------------------------------------------------------------------------
November 30, 1998                                            6,901,000
--------------------------------------------------------------------------------
December 31, 1998                                            6,869,000
--------------------------------------------------------------------------------
January 31, 1999                                             6,844,000
--------------------------------------------------------------------------------
February 28, 1999                                            6,804,000
================================================================================

                         (G)  No  Litigation.  There  shall  not be  pending  or
threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Transactions; (ii) relating to the Transactions and seeking to obtain from Mason-Dixon or any of its Subsidiaries or Sterling or any of its Subsidiaries, Directors or Employees any damages; (iii) seeking to prohibit or limit in any respect Mason-Dixon's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Sterling or the Bank; (iv) which would adversely affect the right of MDMS or BoM to own the assets or operate the business of Sterling or the Bank; or (v) which if adversely determined, could have a Material Adverse Effect on Sterling.

                         (H) Waiver or  Release.  Either  (i) the  holders of at
least 50% of the outstanding principal amount of the Note ( as defined in that certain Indenture dated April 23, 1998, between Mason-Dixon and T. Rowe Price New Income Fund, Inc.) shall have waived Section 10 (d) of the Indenture as to the Bank; (ii) the Maryland Commissioner of Financial Regulation and Federal Reserve Board shall have released the Bank from its agreement not to



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declare  and issue  dividends;  or (iii) all  regulatory  approvals  required to consummate the Bank Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Mason-Dixon Board reasonably determines in good faith would (a) following the Effective Time, have a Material Adverse Effect on Mason-Dixon and its Subsidiaries taken as a whole or (b) reduce the benefits of the Transactions to such a degree that Mason-Dixon would not have entered into this Plan had such conditions, restrictions or requirements been known at the date hereof.

                                  ARTICLE VIII

                                   TERMINATION

                  8.1  Termination.   This  Plan  may  be  terminated,  and  the
Transactions may be abandoned:

                         (A) Mutual Consent.  At any time prior to the Effective
Time, by the mutual consent of Mason-Dixon and Sterling, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                         (B) Sterling Breach. At any time prior to the Effective
Time, by Mason-Dixon (provided it is not in material breach of any of its representations, warranties, covenants or agreements set forth herein), upon a breach of any covenant or agreement on the part of Sterling set forth in this Plan, or if any representation or warranty of Sterling shall have become untrue, in either case such that the conditions set forth in Section 7.3(A) or Section 7.3(B) would not be satisfied (a "Terminating Sterling Breach"); provided that, if such Terminating Sterling Breach is curable by Sterling through the exercise of reasonable efforts within 30 days after Mason-Dixon gives written notice to Sterling of the breach and for so long during such 30 day period as Sterling continues to exercise such reasonable efforts, Mason-Dixon may not terminate this Plan under this subsection;

                         (C)  Mason-Dixon  Breach.  At  any  time  prior  to the
Effective Time, by Sterling (provided it is not in material breach of any of its representations, warranties, covenants or agreements set forth herein), upon breach of any covenant or agreement on the part of Mason-Dixon set forth in this Plan, or if any representation or warranty of Mason-Dixon shall have become untrue, in either case such that the conditions set forth in Section 7.2(A) or
Section 7.2(B) would not be satisfied (a "Terminating Mason-Dixon Breach"); provided that, if such Terminating Mason-Dixon Breach is curable by Mason-Dixon through the exercise of their reasonable efforts within 30 days after Sterling gives written notice to Mason-Dixon of the breach and for so long during such 30 day period as Mason-Dixon continues to exercise such reasonable efforts, Sterling may not terminate this Plan under this subsection;



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                         (D)  Failure  of  Condition.  At any time  prior to the
Effective Time, (i) by Mason-Dixon, if its Board of Directors determines by vote of a majority of members of its entire Board, if any of the conditions in
Section 7.1 or Section 7.3 has not been satisfied as of the Effective Time or if satisfaction of such a condition is or becomes impossible (other than through the failure of Mason-Dixon to comply with its obligations under this Plan) and Mason- Dixon has not waived such condition on or before the Effective Time; or
(ii) by Sterling, if its Board of Directors determines by vote of a majority of members of its entire Board, if any of the conditions in Section 7.1 or Section
7.2 has not been satisfied as of the Effective Time or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sterling to comply with its obligations under this Plan) and Sterling has not waived such condition on or before the Effective Time;

                         (E) Delay.  At any time prior to the Effective Time, by
Mason-Dixon or Sterling, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Share Exchange is not consummated by March 31, 1999, except to the extent that the failure of the Share Exchange then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this
Section 8.1(E).

                         (F) No  Approval.  By Sterling or  Mason-Dixon,  if its
Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Transactions shall have been denied by final nonappealable action of such Governmental Authority.

                         (G)  Sterling  Meeting.   At  any  time  prior  to  the
Effective Time, by either Mason-Dixon or Sterling, if its Board of Directors so determines by vote of a majority of the members of its entire Board, if the vote of the stockholders of Sterling in favor of this Plan as provided in Section 7.1(A) shall not have been obtained at the Sterling Meeting (including any adjournment or postponement thereof) provided that the right to terminate this Plan under this subsection shall not be available to Sterling if it has not complied with its obligations under Section 6.2;

                         (H) Sterling  Board. At any time prior to the Effective
Time, by Mason-Dixon, if its Board of Directors so determines by vote of a majority of the members of its entire Board, if (i) the Sterling Board withdraws or modifies its recommendation of this Plan or the Transactions in a manner materially adverse to Mason-Dixon or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing or the Sterling Board shall have recommended to the stockholders of Sterling any Acquisition Proposal or resolved to do so; (ii) a tender offer or exchange offer for 25 percent or more of the outstanding shares of Sterling Common Stock is commenced or a registration statement with respect thereto shall have been filed and the Sterling Board, within 10 days after such tender offer



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or exchange offer is so commenced,  either fails to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders;

                         (I)  Acquisition  Proposal.  At any  time  prior to the
Effective Time, by Sterling, if its Board of Directors so determines by vote of a majority of the members of its entire Board, if the Sterling Board shall have determined to recommend an Acquisition Proposal to its stockholders after determining, pursuant to Section 6.9, that such Acquisition Proposal constitutes a Superior Proposal, and Sterling gives Mason-Dixon at least 5 days prior notice of its intention to effect such termination pursuant to this subsection.

                  8.2 Investigation. The right of any party hereto to terminate this Plan pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective Representatives, whether prior to or after the execution of this Plan.

                  8.3 Effect of Termination. In the event of the termination of this Plan pursuant to Section 8.1, this Plan shall forthwith become void, there shall be no liability on the part of Mason-Dixon or Sterling or any of their respective Representatives, stockholders or affiliates to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Plan; and provided that the provisions of Sections 6.3 (Press Releases), 6.4 (Access; Information), and Article IX of this Plan and any confidentiality agreement will remain in full force and effect and survive any termination of this Plan.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.1 Non-Survival. Except for any agreement or covenant to be performed by a party following the Effective Time, which shall survive the Effective Time, the representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time.

                  9.2 Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (A) waived by the party benefitted by the provision, or (B) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Plan, except that after the Sterling Meeting, this Plan may not be amended if it would violate the MGCL or reduce the consideration to be received by Sterling stockholders in the Share Exchange.




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                  9.3  Extension;  Waiver.  At any time  prior to the  Effective
Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (A) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (B) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (C) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  9.4 Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  9.5 Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Maryland applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

                  9.6      Fees, Expenses and Other Payments.

                         (A) Except as otherwise set forth in this Section,  all
costs, legal fees, accounting fees, filing fees and other expenses incurred in connection with or related to the Transactions ("Expenses") incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses, whether or not the Transactions are consummated.

                         (B)  If  this   Plan  is   terminated   (i)  by  either
Mason-Dixon or Sterling pursuant to Section 8.1(G) as a result of the failure to receive the vote for approval of this Plan and the Transactions by the stockholders of Sterling at the Sterling Meeting required by Section 7.1 (A),
(ii) by Mason-Dixon if it shall exercise the right specified in Section 8.1(H), or (iii) by Sterling, if it shall exercise the right specified in Section 8.1(I), Sterling shall pay to Mason- Dixon reasonable documented Expenses of Mason-Dixon within 10 business days after such termination.

                         (C) If this Plan is terminated (i) by Mason-Dixon if it
shall exercise the right specified in Section 8.1(H), or (ii) by Sterling, if it shall exercise the right specified in Section 8.1(I), and either (a) Sterling enters into a written agreement respecting an Acquisition Proposal within 12 months after the date this Plan is terminated pursuant to Sections 8.1(H) or (I) or (b) shareholders holding 50% or more of the Sterling Common Stock shall have accepted the tender offer or exchange offer contemplated in Section 8.1(H)(ii) within such 12 month period, then in such event Sterling shall pay to Mason-Dixon, in addition to the payment of



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Expenses  described in Section 9.6(B),  a termination fee of $525,000.00 in cash
(the "Sterling Termination Fee") within 1 business day after the event described in this Section 9.6(C)(a) or (b).

                         (D) In no event  shall  Sterling be required to pay any
amount to Mason- Dixon pursuant to Sections 9.6(B) or (C) if, immediately prior to the termination of this Plan, Mason-Dixon was in material breach of any of its obligations under this Plan.

                         (E) If Sterling  fails to promptly  pay to  Mason-Dixon
any fee or Expense due hereunder, Sterling shall pay the costs and expenses (including reasonable documented legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the highest prime rate published in the Money Rates Section of The Wall Street Journal from time to time from the date such fee was required to be paid until it is paid in full.

                         (F) Any payment  required  to be made  pursuant to this
section shall be made by wire transfer of immediately available funds to an account designated by Mason-Dixon in the notice of demand for payment delivered pursuant to this Section.

                  9.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  (A) if to Mason-Dixon, MDMS or BoM to:

                           Mason-Dixon Bancshares, Inc.
                           45 West Main Street
                           Westminster, Maryland  21157

                           Attn: Thomas K. Ferguson
                           (410) 857-3400
                           Fax:  (410) 857-3410

                           with a copy to:

                           Gordon, Feinblatt, Rothman,
                             Hoffberger & Hollander, LLC
                           233 East Redwood Street
                           Baltimore, Maryland 21202




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                           Attn: Carla Stone Witzel, Esq.
                           (410) 576-4192
                           Fax:  (410) 576-4246

                  (B) if to Sterling or the Bank, to:

                           Sterling Bancorp
                           111 Water Street
                           Suite 201
                           Baltimore, Maryland  21202

                           Attn:  Mark H. Anders
                           (410) 659-5900
                           Fax:  (410) 659-5906

                           with a copy to:

                           Housley Kantarian & Bronstein, P.C.
                           Suite 700
                           1220 19th Street, N.W.
                           Washington, D.C. 20036

                           Attn:  Leonard S. Volin, Esquire
                           (202) 822-9611
                           Fax:  (202) 822-0140

                  9.8 Entire Understanding; No Third Party Beneficiaries. This Plan represents the entire understanding of the parties hereto with reference to the Transactions and supersedes any and all other oral or written agreements heretofore made. Nothing in this Plan expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan except as specifically set forth herein.

                  9.9 Interpretation; Effect. When a reference is made in this Plan to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Plan unless otherwise indicated. The headings contained in this Plan are for reference purposes only and are not part of this Plan. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". No provision of this Plan shall be construed to require Sterling, Mason-Dixon or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.



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                  9.10  Assignment.  No party may  assign  any of its  rights or obligations hereunder by operation of law or otherwise without the prior written consent of the other party.




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                  IN WITNESS  WHEREOF,  the parties hereto have caused this Plan to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


ATTEST:                                STERLING BANCORP


/s/ Margaret Theiss Faison             By:/s/ Mark H. Anders        (SEAL)
--------------------------                --------------------------
                                          Mark H. Anders
                                          President

                                       STERLING BANK AND TRUST CO.


/s/ Margaret Theiss Faison             By:/s/ Mark H. Anders        (SEAL)
--------------------------                --------------------------
                                          Mark H. Anders
                                          President


                                       MASON-DIXON BANCSHARES, INC.


/s/ Carla Stone Witzel                 By:/s/ Thomas K. Ferguson    (SEAL)
--------------------------                --------------------------
                                           Thomas K. Ferguson
                                           President


                                       MASON-DIXON MERGER SUB, INC.


/s/ Carla Stone Witzel                 By:/s/ Thomas K. Ferguson    (SEAL)
--------------------------                --------------------------
                                          Thomas K. Ferguson
                                          President



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                                          BANK OF MARYLAND


/s/ Carla Stone Witzel                    By:/s/ H. David Shumpert  (SEAL)
--------------------------                   -----------------------
                                             H. David Shumpert
                                             President




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                                    EXHIBIT A


Ladies and Gentlemen:

We have acted as counsel to Mason-Dixon Bancorp, Inc., Mason-Dixon Merger Sub, Inc., and Bank of Maryland (collectively, "Mason-Dixon") in connection with the Agreement and Plan of Share Exchange and Mergers dated ____________, 1998 (the "Plan") between Mason-Dixon and Sterling Bancorp and Sterling Bank and Trust Co. (collectively "Sterling"). This is the opinion contemplated by Section 7.2(D) of the Plan. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Plan or the Accord referred to below.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of Maryland.

Based on the foregoing, our opinion is as follows:

1. Assuming due authorization of the Plan by Sterling and the Bank, the Plan is enforceable against Mason-Dixon, MDMS and BoM in accordance with its terms, except that enforcement against Mason-Dixon, MDMS and BoM may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or similar laws effecting the rights of creditors generally, (b) equitable principles limiting the right to specific performance or other similar equitable relief, or (c) considerations of public policy.

2. Neither the execution and delivery of the Plan nor the performance of Mason-Dixon's, MDMS' and BoM's obligations thereunder (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Mason-Dixon, MDMS or BoM or (b) violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Authority applicable to Mason-Dixon, MDMS or BoM.

3. Except for approval by the Maryland Commissioner of Financial Regulation, the Federal Reserve Board, and the FDIC, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of the Plan or the consummation of the Transactions.




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To our  actual  knowledge,  there is no  proceeding  by or  before  any court or
Governmental Authority pending or overtly threatened against or involving Mason-Dixon, MDMS or BoM that questions or challenges the validity of the Plan or any action taken or to be taken by Mason- Dixon, MDMS or BoM pursuant to the Plan or in connection with the Transactions, and to our actual knowledge neither Mason-Dixon, MDMS or BoM is subject to any judgment, order or decree having prospective effect.

Very truly yours,

 ------------------------





                                     - 57 -

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                                    EXHIBIT B





                                     - 58 -
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                                    EXHIBIT C

Ladies and Gentlemen:

[We have acted as counsel to Sterling Bancorp and Sterling Bank & Trust Co. (collectively, "Sterling") in connection with the Agreement and Plan of Share Exchange and Mergers dated ____________, 1998 (the "Plan") between Sterling and Mason-Dixon Bancshares, Inc., Mason- Dixon Merger Sub, Inc., and Bank of Maryland (collectively "Mason-Dixon"). This is the opinion contemplated by
Section 7.3(D)(i) of the Plan. All capitalized terms used in this opinion without definition have the respective meanings given to them in the Plan or the Accord referred to below.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of Maryland. or, similar introduction]

Based on the foregoing, our opinion is as follows:

1. Assuming due authorization of the Plan by Mason-Dixon, MDMS and BOM, the Plan is enforceable against Sterling and the Bank in accordance with its terms, except that the enforceablity of the obligations of Sterling and the Bank may be limited by (a) bankruptcy, insolvency, moratorium, reorganization or similar laws effecting the rights of creditors generally, (b) equitable principles limiting the right to specific performance or other similar equitable relief, or
(c) considerations of public policy.

2. The authorized capital stock of Sterling Bancorp consists of 5,000,000 shares of common stock, $.01 par value. The authorized capital stock of the Bank consists of 2,000,000 shares of common stock, $10.00 par value.

3. Each of Sterling Bancorp and the Bank is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. All of the outstanding shares of capital stock of each of Sterling Bancorp and the Bank have been duly authorized and are nonassessable and were not issued in violation of the preemptive rights of any Person.

4. Neither the execution and delivery of the Plan nor the consummation of any or all of the Transactions violates any federal or Maryland statute, law, regulation or rule, or any judgment,



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decree  or order of any  court or other  Governmental  Authority  applicable  to
Sterling Bancorp or the Bank.

5. Neither the execution and delivery of the Plan nor the consummation of any or all of the Transactions violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Sterling Bancorp or the Bank.

6. Except for approval by the Maryland Commissioner of Financial Regulation, the Federal Reserve Board, and the FDIC, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required in connection with the execution, delivery and performance of the Plan or the consummation of the Transactions.

To our actual knowledge, except as set forth in Section 5.3(H) of the Disclosure Schedule, there is no proceeding by or before any court or Governmental Authority pending or overtly threatened against or involving Sterling Bancorp or the Bank or that questions or challenges the validity of the Plan or any action taken or to be taken by Sterling Bancorp or the Bank pursuant to the Plan or in connection with the Transactions, and to our actual knowledge neither Sterling Bancorp or the Bank is subject to any judgment, order or decree having prospective effect.

[Counsel may expressly exclude any opinions as to choice of law and anti-trust matters and may add other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.]

The Accord is changed for purposes of this Opinion Letter pursuant to ss.21 of the Accord as follows:

The Primary Lawyer Group shall include all lawyers presently at our firm who have given substantive attention to the affairs of Sterling Bancorp or Sterling Bank since __________.



 Very truly yours,

------------------------



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